EXHIBIT 10.7

ICAGEN, INC.

Summary of 2008 Bonus Targets

Executive Officer 2008 Bonus Targets

Executive Officer	Bonus Targets for 2008
P. Kay Wagoner, Ph.D., Chief Executive Officer and President	Up to 50% of base salary
Richard D. Katz, M.D., Senior Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer	Up to 40% of base salary
Edward P. Gray, J.D., Senior Vice President, Intellectual Property, Chief Patent Counsel and Secretary	Up to 40% of base salary
Seth V. Hetherington, Senior Vice President, Clinical and Regulatory Affairs	Up to 40% of base salary

Target bonuses for Dr. Wagoner, Dr. Katz, Mr. Gray and Dr. Hetherington for 2008 will be based on the achievement of specified corporate performance objectives. The corporate performance objectives include progression of research, preclinical and clinical development programs; increasing awareness of Icagen within the investment community; achievement of corporate and business development objectives; timely, effective and efficient completion of public company reporting obligations; completing and maintaining policies and procedures for internal controls and compliance obligations; and further developing the Company’s intellectual property, technology portfolio, advisory panel and publication strategy in order to retain and build value.